UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2012

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Vantis, Suite 350 Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 16, 2012, the Board of Directors of Sunstone Hotel Investors, Inc. (the “Company”) approved an amendment to the Company’s 2004 Long-Term Incentive Plan, or the LTIP, providing for a revision to the LTIP’s share counting provisions in order that (i) no shares of common stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any award will again become available for transfer pursuant to awards granted or to be granted under the LTIP and (ii) the number of shares of common stock taken into account with respect to stock appreciation rights exercisable for shares of common stock will be the number of shares underlying the stock appreciation rights upon grant.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Third Amendment to the Sunstone Hotel Investors, Inc. 2004 Long-Term Incentive Plan, effective as of February 16, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: February 21, 2012	By:	/s/ John V. Arabia
John V. Arabia Principal Financial Officer and Duly Authorized Officer